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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of $75,000,000 of its subordinated notes and subordinated daily notes and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the consolidated financial statements of F.N.B. Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, our report dated February 28, 1997 with respect to the supplemental consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated March 5, 1997 and our report dated July 3, 1997 with respect to the supplemental consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated July 17, 1997 filed with the Securities and Exchange Commission.



                                                 Ernst & Young LLP




Pittsburgh, Pennsylvania
July 15, 1997